File: 333157239
Rule 424 (b)(3)


AMERICAN DEPOSITARY SHARES
(One (1) American Depositary Share
represents
Two (2) Shares)

THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF
PT ASTRA INTERNATIONAL TBK
(INCORPORATED UNDER THE LAWS
OF INDONESIA)
The Bank of New York Mellon as depositary
(hereinafter called the Depositary) hereby certifies (i) that there have been deposited with the Depositary or its agent nominee custodian clearing agency or correspondent the securities described above (Shares) or evidence of the right to receive such Shares
(ii) that at the date hereof each American
Depositary Share evidenced by this Receipt represents the amount of Shares shown above and that or registered assigns IS THE OWNER OF
________ AMERICAN DEPOSITARY
SHARES
hereby evidenced and called and except as
otherwise herein expressly provided is
entitled upon surrender at the Corporate Trust
Office of the Depositary New York New
York of this Receipt duly endorsed for
transfer and upon payment of the charges as
provided on the reverse of this Receipt and in
compliance with applicable laws or
governmental regulations at Owners option
(1) to delivery at the office of the agent
nominee custodian clearing agency or
correspondent of the Depositary to a person
specified by Owner of the amount of
Deposited Securities represented hereby or
evidence of the right to receive the same or
(2) to have such Deposited Securities
forwarded at his cost and risk to him at the
Corporate Trust Office of the Depositary.
The words Deposited Securities wherever
used in this Receipt shall mean the Shares
deposited under the agreement created by the
Receipts (as hereinafter defined) (including
such evidence of the right to receive the
same) and any and all other securities cash
and other property held by the Depositary in
place thereof or in addition thereto as
provided herein.  The word Owner wherever
used in this Receipt shall mean the name in
which this Receipt is registered upon the
books of the Depositary from time to time.
The Depositarys Corporate Trust Office is
located at a different address than its
principal executive office. Its Corporate Trust
Office is located at 101 Barclay Street New
York New York 10286 and its principal
executive office is located at One Wall Street
New York New York 10286.
1.	RECEIPTS.
This American Depositary Receipt (this
Receipt) is one of a continuing issue of
American Depositary Receipts (collectively
the Receipts) all evidencing rights of like
tenor with respect to the Deposited Securities
and all issued or to be issued upon the terms
and subject to the conditions herein provided
which shall govern the continuing
arrangement by the Depositary with respect to
initial deposits as well as the rights of holders
and Owners of Receipts subsequent to such
deposits.
The issuer of the Receipts is deemed to be the
legal entity resulting from the agreement
herein provided for.
The issuance of Receipts against deposits
generally may be suspended or the issuance
of Receipts against the deposit of particular
Shares may be withheld if such action is
deemed necessary or advisable by the
Depositary at any time and from time to time
because of any requirements of any
government or governmental body or
commission or for any other reason.  The
Depositary assumes no liability with respect
to the validity or worth of the Deposited
Securities.
2.	TRANSFER OF RECEIPTS.
Until the surrender of this Receipt in
accordance with the terms hereof the
Depositary will maintain an office in the
Borough of Manhattan The City of New York
for the registration of Receipts and transfers
of Receipts where the Owners of the Receipts
may during regular business hours inspect the
transfer books maintained by the Depositary
that list the Owners of the Receipts.  The
transfer of this Receipt is registrable on the
books of the Depositary at its Corporate Trust
Office by the holder hereof in person or by
duly authorized attorney upon surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the fees and
expenses of the Depositary and upon
compliance with such regulations if any as
the Depositary may establish for such
purpose.  This Receipt may be split into other
such Receipts or may be combined with other
such Receipts into one Receipt representing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  Upon such split or combination
not involving a transfer a charge will be made
as provided herein.  The Depositary may
close the transfer books at any time or from
time to time when deemed expedient by it in
connection with the performance of its duties
hereunder.
3.	PROOF OF CITIZENSHIP OR
RESIDENCE.
The Depositary may require any holder or
Owner of Receipts or any person presenting
securities for deposit against the issuance of
Receipts from time to time to file such proof
of citizenship or residence and to furnish
such other information by affidavit or
otherwise and to execute such certificates and
other instruments as may be necessary or
proper to comply with any laws or regulations
relating to the issuance or transfer of Receipts
the receipt or distribution of dividends or
other property or the taxation thereof or of
receipts or deposited securities and the
Depositary may withhold the issuance or
registration of transfer of any Receipt or
payment of such dividends or delivery of
such property from any holder Owner or
other person as the case may be who shall fail
to file such proofs certificates or other
instruments.
4.	TRANSFERABILITY;
RECORDOWNERSHIP.
It is a condition of this Receipt and every
successive holder and Owner of this Receipt
by accepting or holding the same consents
and agrees that title to this Receipt when
properly endorsed or accompanied by proper
instruments of transfer is transferable by
delivery with the same effect as in the case of
a negotiable instrument; provided however
that prior to the due presentation of this
Receipt for registration of transfer as above
provided and subject to the provisions of
Article 9 below the Depositary
notwithstanding any notice to the contrary
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute owner hereof for
the purpose of determining the person entitled
to distribution of dividends and for any other
purpose.
5.	TAX LIABILITY.
The Depositary shall not be liable for any
taxes or governmental or other assessments or
charges that may become payable in respect
of the Deposited Securities but a ratable part
of any and all of the same whether such tax
assessment or charge becomes payable by
reason of any present or future law statute
charter provision bylaw regulation or
otherwise shall be payable by the Owner
hereof to the Depositary at any time on
request.  Upon the failure of the holder or
Owner of this Receipt to pay any such
amount the Depositary may sell for account
of such Owner an amount of the Deposited
Securities equal to all or any part of the
amount represented by this Receipt and may
apply the proceeds in payment of such
obligations the Owner hereof remaining liable
for any deficiency.
6.	REPRESENTATIONS AND
WARRANTIES.
Every person presenting Shares for deposit
shall be deemed thereby to represent and
warrant that such Shares and each certificate
if any therefor are validly issued fully paid
and nonassessable that such Shares were not
issued in violation of any preemptive or
similar rights of the holders of any securities
and that the person making such deposit is
duly authorized so to do.  Every such person
shall also be deemed to represent that the
deposit of such securities and the sale of
American Depositary Shares representing
such Shares by that person in the United
States are not restricted under the Securities
Act of 1933 as amended (the Securities Act
of 1933).  Such representations and
warranties shall survive the deposit of such
securities and issuance of Receipts.
This Receipt is issued subject and all rights of
the holder or Owner hereof are expressly
subject to the terms and conditions set forth
on both sides of this Receipt all of which
form a part of the agreement evidenced in
this Receipt and to all of which the holder or
Owner hereof by accepting this Receipt
consents.
7.	REPORTS OF ISSUER OF
DEPOSITED SECURITIES; VOTING
RIGHTS.
As of the date of the establishment of the
program for issuance of Receipts by the
Depositary the Depositary believed based on
limited investigation that the issuer of the
Deposited Securities either (i) furnished the
Securities and Exchange Commission (the
Commission) with certain public reports and
documents required by foreign law or
otherwise or (ii) published information in
English on its Internet website at
www.astra.co.id or another electronic
information delivery system generally
available to the public in its primary trading
market in either case in compliance with Rule
12g32(b) under the Securities and Exchange
Act of 1934 as in effect and applicable to that
issuer at that time.  However the Depositary
does not assume any duty to determine if the
issuer of the Deposited Securities is
complying with the current requirements of
Rule 12g32(b) or to take any action if that
issuer is not complying with those
requirements.
The Depositary shall be under no obligation
to give notice to the holder or Owner of this
Receipt of any meeting of shareholders or of
any report of or communication from the
issuer of the Deposited Securities or of any
other matter concerning the affairs of such
issuer except as herein expressly provided.
The Depositary undertakes to make available
for inspection by holders and Owners of the
Receipts at its Corporate Trust Office any
reports and communication received from the
issuer of the Deposited Securities that are
both (i) received by the Depositary as the
holder of the Deposited Securities and (ii)
made generally available to the holders of the
Deposited Securities by the issuer thereof.
Such reports and communications will be
available in the language in which they were
received by the Depositary from the issuer of
the Deposited Securities except to the extent
if any that the Depositary in its sole discretion
elects to both (i) translate into English any of
such reports or communications that were not
in English when received by the Depositary
and (ii) make such translations if any
available for inspection by holders and
Owners of the Receipts.  The Depositary has
no obligation of any kind to translate any of
such reports or communications or to make
such translation if any available for such
inspection.
The Depositary may in its discretion exercise
in any manner or not exercise any and all
voting rights that may exist in respect of the
Deposited Securities.  The Depositary may
but assumes no obligation to notify Owners
of an upcoming meeting of holders of
Deposited Securities or solicit instructions
from Owners as to the exercise of any voting
rights with respect to the Deposited Securities.
Upon the written request of the Owner of this
Receipt and payment to it of any expense
involved the Depositary may in its sole
discretion but assumes no obligation to
exercise any voting rights with respect to the
amount of the Deposited Securities
represented by the American Depositary
Shares evidenced by this Receipt in
accordance with that request.
8.	DISTRIBUTIONS.
Until the surrender of this Receipt the
Depositary (a) shall distribute or otherwise
make available to the Owner hereof at a time
and in such manner as it shall determine any
distributions of cash Shares or other securities
or property (other than subscription or other
rights) and (b) may distribute or otherwise
make available to the Owner hereof at a time
and in such manner as it shall determine any
distributions of subscription or other rights in
each case received with respect to the amount
of Deposited Securities represented hereby
after deduction or upon payment of the fees
and expenses of the Depositary described in
Article 13 below and the withholding of any
taxes in respect thereof; provided however
that the Depositary shall not make any
distribution for which it has not received
satisfactory assurances which may be an
opinion of United States counsel that the
distribution is registered under or is exempt
from or not subject to the registration
requirements of the Securities Act of 1933 or
any other applicable law.  If the Depositary is
not obligated under the preceding sentence to
distribute or make available a distribution
under the preceding sentence the Depositary
may sell such Shares other securities
subscription or other rights securities or other
property and the Depositary shall distribute
the net proceeds of a sale of that kind to the
Owners entitled to them after deduction or
upon payment of the fees and expenses of
the Depositary described in Article 13 below
and the withholding of any taxes in respect
thereof.  In lieu of distributing fractional
American Depositary Shares for distributed
Shares or other fractional securities the
Depositary may in its discretion sell the
amount of securities or property equal to the
aggregate of those fractions.  In the case of
subscription or other rights the Depositary
may in its discretion issue warrants for such
subscription or other rights and/or seek
instructions from the Owner of this Receipt as
to the disposition to be made of such
subscription or other rights.  If the Depositary
does not distribute or make available to
Owners or sell distributed subscription or
other rights the Depositary shall allow those
rights to lapse.  Sales of subscription or other
rights securities or other property by the
Depositary shall be made at such time and in
such manner as the Depositary may deem
advisable.
If the Depositary shall find in its opinion that
any cash distribution is not convertible in its
entirety or with respect to the Owners of a
portion of the Receipts on a reasonable basis
into U.S. Dollars available to it in the City of
New York or if any required approval or
license of any government or agency for such
conversion is denied or is not obtainable
within a reasonable period the Depositary
may in its discretion make such conversion
and distribution in U.S. Dollars to the extent
possible at such time and rates of conversion
as the Depositary shall deem appropriate to
the Owners entitled thereto and shall with
respect to any such currency not converted or
convertible either (i) distribute such foreign
currency to the holders entitled thereto or (ii)
hold such currency for the respective
accounts of such Owners uninvested and
without liability for interest thereon in which
case the Depositary may distribute
appropriate warrants or other instruments
evidencing rights to receive such foreign
currency.
9.	RECORD DATES ESTABLISHED
BY DEPOSITARY.
Whenever any cash dividend or other cash
distribution shall become payable or any
distribution other than cash shall be made or
whenever rights shall be offered with respect
to Deposited Securities or whenever the
Depositary shall receive notice of any
meeting of Owners of Deposited Securities or
whenever it is necessary or desirable to
determine the Owners of Receipts the
Depositary will fix a record date for the
determination of the Owners generally or the
Owners of Receipts who shall be entitled to
receive such dividend distribution or rights or
the net proceeds of the sale thereof to give
instructions for the exercise of voting rights at
any such meeting or responsible for any other
purpose for which the record date was set.
10.	CHANGES AFFECTING
DEPOSITED SECURITIES.
Upon (i) any change in nominal value or any
subdivision combination or any other
reclassification of the Deposited Securities or
(ii) any recapitalization reorganization sale of
assets substantially as an entirety merger or
consolidation affecting the issuer of the
Deposited Securities or to which it is a party
or (iii) the redemption by the issuer of the
Deposited Securities at any time of any or all
of such Deposited Securities (provided the
same are subject to redemption) then and in
any such case the Depositary shall have the
right to exchange or surrender such Deposited
Securities and accept and hold hereunder in
lieu thereof  other shares securities cash or
property to be issued or delivered in lieu of or
in exchange for or distributed or paid with
respect to such Deposited Securities.  Upon
any such exchange or surrender the
Depositary shall have the right in its
discretion to call for surrender of this Receipt
in exchange (upon payment of fees and
expenses of the Depositary) for one or more
new Receipts of the same form and tenor as
this Receipt but describing the substituted
Deposited Securities.  In any such case the
Depositary shall have the right to fix a date
after which this Receipt shall only entitle the
Owner to receive such new Receipt or
Receipts.  The Depositary shall mail notice of
any redemption of Deposited Securities to the
Owners of Receipts provided that in the case
of any redemption of less than all of the
Deposited Securities the Depositary shall
select in such manner as it shall determine an
equivalent number of American Depositary
Shares to be redeemed and shall mail notice
of redemption only to the Owners of Receipts
evidencing those American Depositary
Shares.  The sole right of the Owners of
Receipts evidencing American Depositary
Shares designated for redemption after the
mailing of such notice of redemption shall be
to receive the cash rights and other property
applicable to the same upon surrender to the
Depositary (and upon payment of its fees and
expenses) of the Receipts evidencing such
American Depositary Shares.
11.	LIABILITY OF DEPOSITARY.
The Depositary shall not incur any liability to
any holder or Owner of this Receipt (i) if by
reason of any provisions of any present or
future law of the United States of America
any state thereof or of any other country or
of any governmental or regulatory authority
or by reason of any provision present or
future of the charter or articles of association
or similar governing document of the issuer
or of the Deposited Securities the Depositary
shall be prevented delayed or forbidden from
or subjected to any civil or criminal penalty
or extraordinary expenses on account of
doing or performing any act or thing which
by the terms hereof it is provided shall be
done or performed (ii) by reason of any non-
performance or delay caused as specified in
clause (i) above in the performance of any
act or thing which by the terms of this Receipt
it is provided shall or may be done or
performed (iii) by reason of any exercise of
or failure to exercise any discretion provided
for herein (iv) for the inability of any Owner
or holder to benefit from any distribution
offering right or other benefit which is made
available to holders of Deposited Securities
but is not made available to Owners or
holders (v) for any special consequential or
punitive damages for any breach of the terms
of this Receipt or (vi) arising out of any act of
God terrorism or war or any other
circumstances beyond its control.
The Depositary shall not be responsible for
any failure to carry out any requests to vote
any Deposited Securities or for the manner or
effect of any vote that is cast either with or
without the request of any Owner or for not
exercising any right to vote any Deposited
Securities.
The Depositary does not assume any
obligation and shall not be subject to any
liability to holders or Owners hereunder other
than agreeing to act without negligence or bad
faith in the performance of such duties as are
specifically set forth herein.
The Depositary shall be under no obligation
to appear in prosecute or defend any action
suit or other proceeding in respect of any of
the Deposited Securities or in respect of the
Receipts on behalf of Owners or holders or
any other persons.  The Depositary shall not
be liable for any action or nonaction by it in
reliance upon the advice of or information
from legal counsel accountants or any other
persons believed by it in good faith to be
competent to give such advice or information.
The Depositary subject to Article 14 hereof
may itself become the owner of and deal in
securities of any class of the issuer of the
Deposited Securities and in Receipts of this
issue.
12.	TERMINATION OF AGREEMENT
AND SURRENDER OF THIS RECEIPT.
The Depositary may at any time terminate the
agreement evidenced by this Receipt and all
other Receipts by mailing notice of such
termination to the Owners of all Receipts then
outstanding at their addresses appearing upon
the books of the Depositary at least thirty
days prior to the date fixed in such notice for
termination.  On and after such date of
termination the Owner hereof upon surrender
of this Receipt at the Corporate Trust Office
of the Depositary will be entitled to delivery
of the amount of the Deposited Securities
represented hereby upon the same terms and
conditions and upon payment of a fee at the
rates provided herein with respect to the
surrender of this Receipt for Deposited
Securities and on payment of applicable taxes
and charges.  The Depositary may convert
any dividends received by it in cash after the
termination date into U.S. Dollars as herein
provided and after deducting therefrom the
fees of the Depositary and referred to herein
and any taxes and governmental charges and
shall thereafter hold the balance of said
dividends for the pro rata benefit of the
Owners of the respective Receipts.  As to any
Receipts not so surrendered within thirty days
after such date of termination the Depositary
shall thereafter have no obligation with
respect to the collection or disbursement of
any subsequent dividends or any
subscriptions or other rights accruing on the
Deposited Securities.  After the expiration of
three months from such date of termination
the Depositary may sell any remaining
Deposited Securities in such manner as it may
determine and may thereafter hold uninvested
the net proceeds of any such sale or sales
together with any dividends received prior to
such sale or the U.S. Dollars received on
conversion thereof unsegregated and without
liability for any interest thereon for the pro
rata benefit of the Owners of the Receipts
that have not theretofore been surrendered
for cancellation such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After
making such sale or if no such sale can be
made after the expiration of one year from
such date of termination the Depositary shall
be discharged from all obligations whatsoever
to the holders and Owners of the Receipts
except to make distribution of the net
proceeds of sale and of such dividends (after
deducting all fees charges and expenses of
the Depositary) or of the Deposited Securities
in case no sale can be made upon surrender
of the Receipts.
13.	CERTAIN FEES AND CHARGES
OF THE DEPOSITARY.
The Depositary may charge any party
depositing or withdrawing Shares any party
transferring or surrendering Receipts any
party to whom Receipts are issued (including
issuance pursuant to a stock dividend or stock
split or an exchange of stock or distribution
pursuant to Articles 8 or 10) or Owners as
applicable (i) fees for the delivery or
surrender of Receipts and deposit or
withdrawal of Shares (ii) fees for distributing
cash Shares or other property received in
respect of Deposited Securities (iii) taxes and
other governmental charges (iv) registration or
custodial fees or charges relating to the Shares
(v) cable telex and facsimile transmission
expenses (vi) foreign currency conversion
expenses and fees (vii) depositary servicing
fees and (viii) any other fees or charges
incurred by the Depositary or its agents in
connection with the Receipt program.  The
Depositarys fees and charges may differ from
those of other depositaries.  The Depositary
reserves the right to modify reduce or
increase its fees upon thirty (30) days notice
to the Owner hereof.  The Depositary will
provide without charge a copy of its latest
schedule of fees and charges to any party
requesting it.
The Depositary may charge fees for receiving
deposits and issuing Receipts for delivering
Deposited Securities against surrendered
Receipts for transfer of Receipts for splits or
combinations of Receipts for distribution of
each cash or other distribution on Deposited
Securities for sales or exercise of rights or for
other services performed hereunder.  The
Depositary reserves the right to modify
reduce or increase its fees upon thirty (30)
days notice to the Owner hereof.  The
Depositary will provide without charge a
copy of its latest fee schedule to any party
requesting it.
14.	PRERELEASE OF RECEIPTS.
Notwithstanding any other provision of this
Receipt the Depositary may execute and
deliver Receipts prior to the receipt of Shares
(PreRelease). The Depositary may deliver
Shares upon the receipt and cancellation of
Receipts which have been PreReleased
whether or not such cancellation is prior to
the termination of such PreRelease or the
Depositary knows that such Receipt has been
PreReleased.  The Depositary may receive
Receipts in lieu of Shares in satisfaction of a
PreRelease.  Each PreRelease will be
(a) preceded or accompanied by a written
representation from the person to whom
Receipts or Shares are to be delivered that
such person or its customer owns the Shares
or Receipts to be remitted as the case may be
(b) at all times fully collateralized with cash
or such other collateral as the Depositary
deems appropriate (c) terminable by the
Depositary on not more than five (5) business
days notice and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited with
the Depositary; provided however that the
Depositary reserves the right to change or
disregard such limit from time to time as it
deems appropriate.
The Depositary may retain for its own
account any compensation received by it in
connection with the foregoing.
15.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
Notwithstanding any terms of this Receipt to
the contrary the Depositary will not exercise
any rights it has under this Receipt to prevent
the withdrawal or delivery of Deposited
Securities in a manner which would violate
the United States securities laws including but
not limited to Section 1A(1) of the General
Instructions to the Form F6 Registration
Statement as amended from time to time
under the Securities Act of 1933.
16.	GOVERNING LAW; VENUE OF
ACTIONS; JURY TRIAL WAIVER.
This Receipt shall be interpreted and all rights
hereunder and provisions hereof shall be
governed by the laws of the State of New
York.
All actions and proceedings brought by any
Owner or holder of this Receipt against the
Depositary arising out of or relating to the
Shares or other Deposited Securities the
American Depositary Shares or the Receipts
or any transaction contemplated herein shall
be litigated only in courts located within the
State of New York.
EACH OWNER AND HOLDER HEREBY
IRREVOCABLY WAIVES TO THE
FULLEST EXTENT PERMITTED BY
APPLICABLE LAW ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN ANY
SUIT ACTION OR PROCEEDING AGAINST
THE DEPOSITARY DIRECTLY OR
INDIRECTLY ARISING OUT OF OR
RELATING TO THE SHARES OR OTHER
DEPOSITED SECURITIES THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS
OR ANY TRANSACTION
CONTEMPLATED HEREIN OR THE
BREACH HEREOF INCLUDING WITHOUT
LIMITATION ANY QUESTION
REGARDING EXISTENCE VALIDITY OR
TERMINATION (WHETHER BASED ON
CONTRACT TORT OR ANY OTHER
THEORY).
17.	AMENDMENT OF RECEIPTS.
The form of the Receipts and the agreement created thereby may at any time and from time to time be amended by the Depositary in any respect which it may deem necessary or desirable. Any amendment which shall prejudice any substantial existing right of Owners shall not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts; provided however that such thirty (30) days notice shall in no event be required with respect to any amendment which shall impose or increase any taxes or other governmental charges registration fees cable telex or facsimile transmission costs delivery costs or other such expenses. Every Owner and holder of a Receipt at the time any amendment so becomes effective shall be deemed by continuing to hold such Receipt to consent and agree to such amendment and to be bound by the agreement created by Receipt as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the amount of Deposited
Securities represented by the American
Depositary Shares evidenced thereby except in order to comply with mandatory provisions of applicable law.